EXHIBIT 4-10






                           ARVIN INDUSTRIES, INC.

                             _________________,

                    as Collateral Agent, Custodial Agent
                         and Securities Intermediary

                                     AND

                              ________________,

                         as Purchase Contract Agent

                          FORM OF PLEDGE AGREEMENT

                        Dated as of __________, ____







                              TABLE OF CONTENTS


                                                                     PAGE
   PLEDGE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . .  1

   RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

   Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . .  1

   Section 2.  Pledge; Control and Perfection. . . . . . . . . . . . .  3
        Section 2.1.  The Pledge . . . . . . . . . . . . . . . . . . .  3
        Section 2.2.  Control and Perfection . . . . . . . . . . . . .  4

   Section 3.  Distributions on Pledged Collateral . . . . . . . . . .  5

   Section 4.  Substitution, Release, Repledge and Settlement of Debt
                  Securities . . . . . . . . . . . . . . . . . . . . .  6
        Section 4.1.  Substitution for Debt Securities and the Creation
                       of Type B Securities  . . . . . . . . . . . . .  6
        Section 4.2.  Substitution of Treasury Securities and the
                       Creation of Type A  Securities  . . . . . . . .  6
        Section 4.3.  Termination Event  . . . . . . . . . . . . . . .  7
        Section 4.4.  Cash Settlement  . . . . . . . . . . . . . . . .  7
        Section 4.5.  Early Settlement . . . . . . . . . . . . . . . .  8
        Section 4.6.  Application of Proceeds Settlement . . . . . . .  8

   Section 5.  Voting Rights -- Debt Securities  . . . . . . . . . . .  9

   Section 6.  Rights and Remedies; Distribution of the Debentures;
                  Tax Event Redemption . . . . . . . . . . . . . . . .  9
        Section 6.1.  Rights and Remedies of the Collateral Agent  . .  9
        Section 6.2.  Tax Event Redemption . . . . . . . . . . . . . . 10
        Section 6.3.  Substitutions  . . . . . . . . . . . . . . . . . 10

   Section 7.  Representations and Warranties; Covenants . . . . . . . 11
        Section 7.1.  Representations and Warranties . . . . . . . . . 11
        Section 7.2.  Covenants  . . . . . . . . . . . . . . . . . . . 11

   Section 8.  The Collateral Agent  . . . . . . . . . . . . . . . . . 11
        Section 8.1.  Appointment, Powers and Immunities . . . . . . . 11
        Section 8.2.  Instructions of the Company  . . . . . . . . . . 12
        Section 8.3.  Reliance by Collateral Agent . . . . . . . . . . 12
        Section 8.4.  Rights in Other Capacities . . . . . . . . . . . 12
        Section 8.5.  Non-Reliance on Collateral Agent . . . . . . . . 12
        Section 8.6.  Compensation and Indemnity . . . . . . . . . . . 13
        Section 8.7.  Failure to Act . . . . . . . . . . . . . . . . . 13
        Section 8.8.  Resignation of Collateral Agent  . . . . . . . . 13
        Section 8.9.  Right to Appoint Agent or Advisor  . . . . . . . 13
        Section 8.10. Survival . . . . . . . . . . . . . . . . . . . . 14
        Section 8.11. Exculpation  . . . . . . . . . . . . . . . . . . 14

   Section 9.  Amendment . . . . . . . . . . . . . . . . . . . . . . . 14
        Section 9.1.  Amendment Without Consent of Holders . . . . . . 14



        Section 9.2.  Amendment with Consent of Holders  . . . . . . . 14
        Section 9.3.  Execution of Amendments  . . . . . . . . . . . . 14
        Section 9.4.  Effect of Amendments . . . . . . . . . . . . . . 15
        Section 9.5.  Reference to Amendments  . . . . . . . . . . . . 15

   Section 10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . 15
        Section 10.1.  No Waiver . . . . . . . . . . . . . . . . . . . 15
        Section 10.2.  Governing Law . . . . . . . . . . . . . . . . . 15
        Section 10.3.  Notices . . . . . . . . . . . . . . . . . . . . 15
        Section 10.4.  Successors and Assigns  . . . . . . . . . . . . 15
        Section 10.5.  Counterparts  . . . . . . . . . . . . . . . . . 15
        Section 10.6.  Severability  . . . . . . . . . . . . . . . . . 15
        Section 10.7.  Expenses, etc.  . . . . . . . . . . . . . . . . 16
        Section 10.8.  Security Interest Absolute  . . . . . . . . . . 16

   EXHIBIT A Instruction to Collateral Agent
   EXHIBIT B Instruction to Purchase Contract Agent
   EXHIBIT C Instruction to Custodial Agent Regarding Remarketing
   EXHIBIT D Instruction to Custodial Agent Regarding Withdrawal From
   Remarketing



                              PLEDGE AGREEMENT

             FORM OF PLEDGE AGREEMENT, dated as of ___________, ____
   (this "Agreement"), among Arvin Industries, Inc., an Indiana corporation (the "Company"), __________________, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent") as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and in its capacity as a "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and ____________________, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                  RECITALS

             The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to ______________ New Securities of the Company, having a stated amount of $____ (the "Stated Amount") per New Security.

             The New Securities will initially consist of (A) _________ units (referred to as "Type A Securities") with a face amount, per Type A Security, equal to the Stated Amount and (B) _________ units (referred to as "Type B Securities" and, together with the Type A Securities, the "Securities") with a face amount, per Type B Security, equal to the Stated Amount. Each Type A Security will initially be comprised of (a) a share purchase contract (a "Purchase Contract") under which the holder will purchase from the Company on ________________ (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued common shares, $2.50 par value (the "Common Shares"), of the Company equal to the Settlement Rate (as defined below) and (b) either beneficial ownership of a Debt Security (as defined below) or upon the occurrence of a Tax Event Redemption the Applicable Ownership Interest of the Treasury Portfolio. Each Type B Security will initially be comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued Common Shares of the Company, equal to the Settlement Rate, and
   (ii) the Company will pay the Holder Contract Adjustment Payments (as defined below) at the rate of ___% of the Stated Amount per annum, and
   (b) a 1/100 undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No. _________) having a principal amount equal to $1,000 and maturing on ___________ (the "Treasury Securities").



             Pursuant to the terms of the Indenture (as defined below), the Company will issue ____% Senior Notes due ________ (the "Debt Securities") in an aggregate principal amount equal to the aggregate Stated Amount of all Type A Securities.

             Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Debt Securities, any Applicable Ownership Interest in the Treasury Portfolio and any Treasury Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Debt Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

             Accordingly, the Company, the Collateral Agent, the
   Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

             Section 1.  Definitions.  For all purposes of this
   Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings
             assigned to them in this Article and include the plural as well as the singular;

                  (b) the words "herein," "hereof" and "hereunder and
             other words of similar import refer to this Agreement as a whole and not to any particular Article Section or other subdivision;

                  (c) the following terms have the meanings assigned to
             them in the Purchase Contract Agreement: (i) Act, (ii) Agent, (iii) Board Resolution, (iv) Cash Settlement, (v) Certificate, (vi) Contract Adjustment Payments, (vii) Early Settlement, (viii) Early Settlement Amount, (ix) Early Settlement Date, (x) Failed Remarketing, (xi) Holder, (xii) Opinion of Counsel, (xiii) Outstanding Securities, (xiv) Purchase Contract, (xv) Purchase Contract Settlement Date,
             (xvi) Remarketing Agent, (xvii) Remarketing Agreement, (xviii) Remarketing Underwriting Agreement, (xix) Settlement Rate, and (xx) Termination Event; and

                  (d) the following terms have the meanings assigned to them in the Officer's Certificate establishing the terms of the new Securities: (i) Applicable Ownership Interest, (ii) Applicable Principal Amount, (iii) Quotation Agent, (iv)

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             Redemption Amount, (v) Redemption Price, (vi) Tax Event,
             (vii) Tax Event Redemption, (viii) Tax Event Redemption Date, and (ix) Treasury Portfolio.

             "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

             "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

             "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in _________________________ (in the State of ________________) are
   permitted or required by any applicable law to close.

             "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

             "Code" has the meaning specified in Section 6.1 hereof.

             "Collateral" has the meaning specified in Section 2.1 hereof.

             "Collateral Account" means the securities account (number _______) maintained at ________________ in the name ___________, as
   Purchase Contract Agent on behalf of the holders of Securities subject to the security interest of the Pledge Agreement, of _____________ as Collateral Agent, for the benefit of Arvin Industries, Inc., as pledgee and any successor account.

             "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

             "Common Shares" has the meaning specified in the Recitals.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

             "Custodial Agent" has the meaning specified in the Recitals.

             "Debt Securities" has the meaning specified in the Recitals.

             "Indenture" means the Indenture, dated _____________, between the Company and the Trustee with respect to the Debt
   Securities.

             "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

             "Officer's Certificate" means the instrument setting forth the terms of the Debt Securities pursuant to the Indenture.

             "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US $_______ at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

             "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Pledge" has the meaning specified in Section 2.1 hereof.

             "Pledged Debt Securities" has the meaning specified in
   Section 2.1 hereof.

             "Pledged Treasury Securities" has the meaning specified in
   Section 2.1 hereof.

             "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

             "Purchase Contract" has the meaning specified in the Recitals.

             "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

             "Purchase Contract Agreement" has the meaning specified in the Recitals.

             "Securities" has the meaning specified in the Recitals.

             "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

             "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

             "Separate Debt Securities" means any Debt Securities that are not Pledged Debt Securities.

             "Stated Amount" has the meaning specified in the Recitals.

             "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

             "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

             "Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

             (i)  in the case of Collateral consisting of
                  securities which cannot be delivered by
                  book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

             (ii) in the case of Collateral consisting of
                  securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account.

             "Treasury Security" means a zero-coupon U.S. Treasury Security (Cusip Number ______) which are the principal strips of the U.S. Treasury Securities which mature on ____________.

             "Trustee" means ________________, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

             "Value" with respect to any item of Collateral on any date means, as to (i) Debt Securities, the aggregate principal amount thereof, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity.

             Section 2.  Pledge; Control and Perfection.

             Section 2.1. The Pledge. The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in (i) all of the right, title and interest of such Holders (a) in the Debt Securities and Treasury Securities constituting a part of the Securities and any Treasury Securities delivered in exchange for any Debt Securities, and any Debt Securities delivered in exchange for any Treasury Securities, in accordance with Section 4 hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in payments made by Holders pursuant to Section 4.4;
   (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the Treasury Portfolio purchased on behalf of the Holders of Type A Securities by the Collateral Agent upon the occurrence of a Tax Event Redemption as provided in Section 6.2 and
   (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Securities, shall cause the Debt Securities comprising a part of the Type A Securities, and the Treasury Securities comprising a part of the Type B Securities, to be Transferred to the Collateral Agent for the benefit of the Company. Such Debt Securities shall be Transferred by physically delivering such Securities to the Securities Intermediary endorsed in blank and causing the Securities Intermediary to credit the Collateral Account with such Securities and sending the Collateral Agent a confirmation of the deposit of such Securities. In the event a Holder of Type A Securities so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company in exchange for the release by the Collateral Agent on behalf of the Company of Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with an aggregate stated liquidation amount equal to the aggregate principal amount of the Treasury Securities so Transferred, in the case of Debt Securities, or with an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio equal to the aggregate principal amount of the Treasury Securities so transferred, in the event that a Tax Event Redemption has occurred, to the Purchase Contract Agent on behalf of such Holder. Treasury Securities and the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or Treasury Portfolio, has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Debt Securities or Treasury Securities subject to the Pledge, excluding any Debt Securities or Treasury Securities released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as "Pledged Debt Securities" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Debt Securities or any other Securities held in physical form in its name.

             Except as may be required in order to release Debt Securities in connection with a Holder's election to convert its investment from Type A Securities to Type B Securities, or except as otherwise required to release Securities as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing Debt Securities or Treasury Securities prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Debt Securities evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Debt Securities remaining subject to the Pledge hereunder registered to it or endorsed in blank within fifteen days of the date it relinquished possession. The

   Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

             Section 2.2. Control and Perfection. (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders),and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Debt Securities, the Treasury Securities, the Treasury Portfolio, and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as Agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the Agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

             (b) The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Debt Securities, the Treasury Portfolio or Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the debtor or the secured party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

             (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section
   8-102(a)(9) of the Code.

             (d) In the event of any conflict between this Agreement(or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

             Section 3. Distributions on Pledged Collateral. So long as the Purchase Contract Agent is the registered owner of the Pledged Debt Securities, it shall receive all payments thereon. If the Pledged Debt Securities are reregistered, such that the Collateral Agent becomes the registered holder, all payments of the Stated Amount or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, or payments of interest on, the Pledged Debt Securities or distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

             (i) In the case of (A) payment of interest with respect to the Pledged Debt Securities or cash distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the Stated Amount or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause
                  (A) of the definition of such term) of the Treasury Portfolio with respect to any Debt

                  Securities or the appropriate Applicable
                  Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m., ________________ time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., _____________________ time, on a Business
                  Day, then such payment shall be made no later than 10:30 a.m., ________________ time, on the next succeeding Business Day);

             (ii) In the case of any principal payments with
                  respect to any Treasury Securities that have been released from the Pledge pursuant to
                  Section 4.3 hereof, to the Holders of the Type B Securities to the accounts designated by them in writing for such purpose no later than 2:00 p.m., ___________________ time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., ___________________ time, on a Business Day, then such payment shall be made no later than 10:30 a.m., time, on the next succeeding Business Day); and

             (iii) In the case of payments of the principal of any Pledged Debt Securities or the Stated Amount of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

   All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the Stated Amount or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) on account of any Debt Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable that, at the time of such payment, is a Pledged Debt Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or a Holder of a Type B Securities shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

             Section 4. Substitution, Release, Repledge and Settlement of Debt Securities.

             Section 4.1. Substitution for Debt Securities and the Creation of Type B Securities. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (unless a Tax Event Redemption has occurred), a Holder of Type A Securities shall have the right to substitute Treasury Securities for the Pledged Debt Securities securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Type A Securities in integral multiples of _______ Type A Securities by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the aggregate Stated Amount of the Pledged Debt Securities to be released and (b)(i) in the event that Contract Adjustment Payments are at a higher rate for Type B Securities than for Type A Securities, delivering to the Purchase Contract Agent Cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Type B Securities being created by the Holder, over the Contract Adjustment Payments that have accrued over the same time period on the related Type A Securities, which amount the Purchase Contract Agent shall promptly remit to the Company, and (ii) delivering the related Type A Securities to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Debt Securities related to such Type A Securities. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, Holders of Type A Securities may make such substitution only in integral multiples of ____________ Type A Securities at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of Treasury Securities from a Holder of Type A Securities and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

             Section 4.2. Substitution of Treasury Securities and the Creation of Type A Securities. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (unless a Tax Event Redemption has occurred), a Holder of Type B Securities shall have the right to establish or reestablish Type A Securities consisting of the Purchase Contracts and Debt Securities in integral multiples of ____ Type A Securities by (a) Transferring to the Collateral Agent Debt Securities having a Value equal to the Value of the Pledged Treasury Securities to be released and (b) delivering the related Type B Securities to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred Debt Securities to the Collateral Agent pursuant to clause
   (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities related to such Type B Securities. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, Holders of Type B Securities may make such substitution only in integral multiples of _________ Type B Securities, at any time on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

             Section 4.3. Termination Event. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Debt Securities (or the Applicable Ownership Interest of the Treasury Portfolio if a Tax Event Redemption has occurred) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Type A Securities and the

   Type B Securities, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

             If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debt Securities, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall (i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Debt Securities, the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Debt Securities, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section
   4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

             Section 4.4. Cash Settlement. (a) Upon receipt by the Collateral Agent of (i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of such notice that a Holder of an Type A Securities or Type B Securities has elected, in accordance with the procedures specified in Section 5.4(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with Cash and (ii) payment by such Holder on or prior to 11:00 a.m., ___________________ time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted

   Investments to the Purchase Contract Agent for payment to the relevant
   Holders.

             (b) If a Holder of Type A Securities fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.4(a)(i) of the Purchase Contract Agreement, such failure shall constitute an event of default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the pledged Debt Securities pursuant to the remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, which is incorporated herein by reference. If a Holder of Type A Securities does notify the Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, the Debt Securities of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debt Securities at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, such Failed Remarketing shall constitute an event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Debt Securities at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

             (c) If a Holder of a Type B Securities fails to notify the Purchase Contract Agent of such Holder's intention to make a Cash Settlement in accordance with Section 5.4(d)(i) of the Purchase Contract Agreement, or if a Holder of a Type B Securities does notify the Agent as provided in paragraph 5.4(d)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by paragraph 5.4(d)(ii) of the Purchase Contract Agreement, such failure shall constitute an event of default hereunder by such Holder and upon the maturity of any Pledged Treasury Securities or the Treasury Portfolio, if any, held by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Pledged Treasury Securities or the Treasury Portfolio received by the Collateral Agent shall, upon written direction of the Company, be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price will be remitted to the Company as payment thereof. In the event the sum of the proceeds from the related Pledged Treasury Securities or the Treasury Portfolio, as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Type B Securities or Type A Securities when received.

             Section 4.5. Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio in the case of a Holder of Type A Securities or
   (b) Pledged Treasury Securities in the case of a Holder of Type B Securities in each case with a principal amount equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the Holders.

             Section 4.6. Application of Proceeds Settlement. (a) In the event a Holder of Type A Securities (if a Tax Event Redemption has not occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in paragraph 5.4(a)(i) in the Purchase Contract Agreement or has not made an Early Settlement of the Purchase Contract(s) underlying its Type A Securities, such Holder shall be deemed to have elected to pay for the Common Shares to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Debt Securities. The Collateral Agent shall, by 10:00 a.m. ______________ time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Type A Securities, present the related Pledged Debt Securities to the Remarketing Agent for remarketing. Upon receiving such Pledged Debt Securities, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement, will use its reasonable efforts to remarket such Pledged Debt Securities on such date at a price not less than approximately _____% of the aggregate Value of such Pledged Debt Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. After deducting as the Remarketing Fee an amount not exceeding ___ basis points of the aggregate Value of the Pledged Debt Securities from any amount of such Proceeds in excess of the aggregate Value, plus such accrued and unpaid distributions (including deferred distributions) of the remarketed Pledged Debt Securities, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the

   Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value, plus such accrued and unpaid distributions (including deferred distributions) of such Pledged Debt Securities, to satisfy in full the obligations of such Holders of Type A Securities to pay the Purchase Price to purchase the Common Shares under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Debt Securities of such Holders of Type A Securities at a price not less than 100% of the aggregate Value of such Pledged Debt Securities plus any accrued and unpaid distributions (including deferred distributions), thus resulting in a Failed Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Debt Securities in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the Common Shares.

             (b) In the event a Holder of Type B Securities or Type A Securities (if a Tax Event Redemption has occurred) has not made an Early Settlement of the Purchase Contract(s) underlying its Type B Securities or Type A Securities, such Holder shall be deemed to have elected to pay for the Common Shares to be issued under such Purchase Contract(s) from the Proceeds of the related Pledged Treasury Securities or the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, invest the Cash proceeds of the maturing Pledged Treasury Securities or the Treasury Portfolio, as the case may be, in overnight Permitted Investments. Without receiving any instruction from any such Holder of Type B Securities or Type A Securities, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or Treasury Portfolio to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date.

             In the event the sum of the Proceeds from the related Pledged Treasury Securities or Treasury Portfolio and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

             (c) Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement Date, holders of Separate Debt Securities may elect to have their Separate Debt Securities remarketed by delivering their Separate Debt Securities, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent will hold such Separate Debt Securities in an account separate from the Collateral Account. A holder of Separate Debt Securities electing to have its Separate Debt Securities remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, upon which notice the Custodial Agent will return such Separate Debt Securities to such holder. On the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Custodial Agent will deliver to the Remarketing Agent for remarketing all separate Debt Securities delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of such Separate Debt Securities will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Debt Securities. In addition, after deducting as the Remarketing Fee an amount not exceeding ___ basis points of the Value of the remarketed Separate Debt Securities, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Debt Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable efforts, the Remarketing Agent advises the Custodial Agent in writing that it cannot remarket the related Separate Debt Securities of such holders at a price not less than 100% of the aggregate Value of such Separate Debt Securities plus accrued and unpaid distributions (including deferred distributions) and thus resulting in a Failed Remarketing, the Remarketing Agent will promptly return such Separate Debt Securities to the Custodial Agent for redelivery to such holders.

             Section 5. Voting Rights -- Debt Securities. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debt Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debt Securities; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debt Securities, including notice of any meeting at which holders of Debt Securities are entitled to vote or solicitation of consents, waivers or proxies of holders of Debt Securities, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debt Securities (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Debt Securities.

             Section 6.  Rights and Remedies; Distribution of the
   Debentures; Tax Event Redemption

             Section 6.1.  Rights and Remedies of the Collateral Agent.
   (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of ________________ (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Debt Securities or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Debt Securities or other Collateral in one or more public or private sales.

             (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities, or the appropriate Applicable Ownership Interest (as specified in clause
   (A) of the definition of such term) of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

             (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of
   (i) the Stated Amount of, or cash distributions on, the Pledged Debt Securities, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, subject, in each case, to the provisions of
   Section 3, and as otherwise granted herein.

             (d) The Purchase Contract Agent and each Holder of Securities, in the event such Holder becomes the Holder of Type B Securities, agree that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

             Section 6.2. Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount of Debt Securities shall be delivered to the Collateral Agent by the Trustee on or prior to 12:30 p.m., _____________________ time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Debt Securities. In the event the Collateral Agent receives such Redemption Price, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Redemption Amount of such Redemption Price to purchase from the Quotation Agent, the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Type A Securities. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account in the manner specified herein for Pledged Debt Securities to secure the obligation of all Holders of Type A Securities to purchase Common Shares of the Company under the Purchase Contracts constituting a part of such Type A Securities, in substitution for the Pledged Debt Securities. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Debt Securities, as provided in Sections 2, 3, 4, 5 and 6, and any reference herein to the Pledged Debt Securities shall be deemed to be a reference to such Treasury Portfolio.

             Section 6.3. Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

             Section 7.  Representations and Warranties; Covenants.

             Section 7.1. Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

             (a) such Holder has the power to grant a security interest in and lien on the Collateral;

             (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

             (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

             (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

             Section 7.2. Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

             (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

             (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

             Section 8. The Collateral Agent. It is hereby agreed as follows:

             Section 8.1. Appointment, Powers and Immunities. The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to
   Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

             No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

             Section 8.2. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

             Section 8.3. Reliance by Collateral Agent. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

             Section 8.4. Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

             Section 8.5. Non-Reliance on Collateral Agent. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

             Section 8.6. Compensation and Indemnity. The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

             Section 8.7. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either
   (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may incur by reason of its acting. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

             Section 8.8. Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's or Custodial Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in ___________________________________ with a combined capital and surplus of at least $_____________. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent's or Custodial Agent's resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

             Section 8.9. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

             Section 8.10. Survival. The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

             Section 8.11. Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

             Section 9.  Amendment.

             Section 9.1. Amendment Without Consent of Holders. Without the consent of any Holders or the holders of any Separate Debt Securities, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (1) to evidence the succession of another Person to the
             Company, and the assumption by any such successor of the covenants of the Company; or

                  (2) to add to the covenants of the Company for the
             benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

                  (3) to evidence and provide for the acceptance of
             appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

                  (4) to cure any ambiguity, to correct or supplement any
             provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

             Section 9.2. Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the

   Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security adversely affected thereby,

                  (1) change the amount or type of Collateral underlying
             a Security (except for the rights of holders of Type A Securities to substitute the Treasury Securities for the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the rights of Holders of Type B Securities to substitute Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                  (2) otherwise effect any action that would require the
             consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                  (3) reduce the percentage of Purchase Contracts the
             consent of whose Holders is required for any such amendment.

   It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

             Section 9.3. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

             Section 9.4. Effect of Amendments. Upon the execution of any amendment under this Section 9, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

             Section 9.5. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding Security Certificates.

             Section 10.  Miscellaneous.

             Section 10.1. No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

             Section 10.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ___________________. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Custodial Agent, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the ________________________ and of any ____________________
   state court sitting in _________________________ for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             Section 10.3. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this

   Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

             Section 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

             Section 10.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

             Section 10.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

             Section 10.7. Expenses, etc. The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of the necessary services of a Securities Intermediary and of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this
   Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

             Section 10.8. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any
             provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment
             of, or ___________ any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise
             constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 ARVIN INDUSTRIES, INC.

                                 By:
                                    -----------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                 Arvin Industries, Inc.
                                 One Noblitt Plaza, Box 3000
                                 Columbus, Indiana 47202
                                 Attention: Treasurer
                                 Telecopy:

                                 ---------------------------
                                 as Purchase Contract Agent and as
                                 attorney-in-fact of the Holders from
                                 time to time of the Securities

                                 By:
                                    --------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                                     ,
                                 --------------------
                                 as Collateral Agent, Custodial
                                 Agent and as Securities Intermediary

                                 By:
                                    --------------------
                                      Name:
                                      Title:

                                 Address for Notices:

                                                                EXHIBIT A

        INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT

        Re:  Securities of Arvin Industries, Inc. (the "Company")

             We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of _________, ____, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Type A Securities] [Type B Securities] from time to time, that the holder of Securities listed below (the "Holder") has elected to substitute [$____ principal amount of Treasury Securities] [$________ principal amount of Debt Securities or Stated Amount of the appropriate Applicable Ownership Interest of the Treasury Portfolio] in exchange for an equal Value of [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio], to release the [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Treasury Securities] related to such [Type A Securities] [Type B Securities] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

   Date:
        ------------------------      ------------------------------

                                 By:
                                     ------------------------------

                                      Name:
                                      Title:
                                      Signature Guarantee:
                                                          ---------------

   Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] for the [Pledged Debt Securities or the Treasury Portfolio] [Pledged Treasury Securities]:

   -------------------------     ------------------------------
        Name                     Social Security or other Taxpayer
                                 Identification Number, if any

             Address


   -------------------------------

   -------------------------------

   -------------------------------

                                                                EXHIBIT B

                   INSTRUCTION TO PURCHASE CONTRACT AGENT

        Re:  Securities of Arvin Industries, Inc. (the "Company")

   The undersigned Holder hereby notifies you that it has delivered to _______________________________, as Collateral Agent, [$ principal amount of Treasury Securities] [$_____________ principal amount of Debt Securities or Stated Amount of the appropriate Applicable Ownership Interest of the Treasury Portfolio] in exchange for an equal Value of [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section
   4.1 of the Pledge Agreement, dated _________, ____ (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Type A Securities] [Type B Securities]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

   Dated:
         -------------------          -----------------------------------
                                      Signature

                                 Signature Guarantee:
                                                     ----------------


   Please print name and address of Registered Holder:



   -------------------      ----------------------------------
             Name           Social Security or other Taxpayer
                            Identification Number, if any


        Address


   --------------------

   --------------------

   --------------------

                                                               EXHIBIT C

            INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING

        Re:  Securities of Arvin Industries, Inc. (the "Company")

             The undersigned hereby notifies you in accordance with
   Section 4.6(c) of the Pledge Agreement, dated as of _______, ____ (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and ____________, as Purchase Contract Agent and as attorney-in-fact for the Holders of Type A Securities and Type B Securities from time to time, that the undersigned elects to deliver $_______ principal amount of Debt Securities for delivery to the Remarketing Agent on the fourth Business Day immediately preceding the Purchase Contract Settlement Date for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debt Securities tendered hereby.

             The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the Debt Securities tendered herewith from the Remarketing Agent, to deliver such Debt Securities to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

             With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debt Securities tendered hereby and that the undersigned is the record owner of any Debt Securities tendered herewith in physical form or a participant in The Depositary Trust Company ("DTC") and the beneficial owner of any Debt Securities tendered herewith by book-entry transfer to your account at DTC and
   (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.

   Date:
        --------------------     -------------------------

                            By:
                                ---------------------------
                                 Name:
                                 Title:
                                 Signature Guarantee:
                                                      -----------

   Please print name and address:


   -------------------      ---------------------------------------
             Name           Social Security or other Taxpayer
                            Identification Number, if any

        Address

   -------------------------

   -------------------------

   -------------------------
                                     34




       A.   PAYMENT INSTRUCTIONS                      B.   DELIVERY INSTRUCTIONS

       Proceeds of the remarketing should be paid     In the event of a Failed Remarketing, Debt
       by check in the name of the person(s) set      Securities which are in physical form should
       forth below and mailed to the address set      be delivered to the person(s) set forth below
       forth below.                                   and mailed to the address set forth below,


       Name(s)                                        Name(s)

       -------------------------------------------    ------------------------------------------
                     (Please Print)                                  (Please Print)
       Address                                        Address

       -------------------------------------------    ------------------------------------------
       -------------------------------------------    ------------------------------------------
                     (Please Print)                                   (Please Print)
       ------------------------------------------     ------------------------------------------
                  (Zip Code)                                     (Zip Code)

       ------------------------------------------     ------------------------------------------
       Tax Identification Social Security Number      Tax Identification Social Security Number

                                                      In the event of a Failed Remarketing, Debt
                                                      Securities which are in book-entry form should
                                                      be credited to the account at The Depositary
                                                      Trust Company set forth below.
                                                                       -------------------------
                                                                       DTC Account Number

                                                      Name of Account Party:
                                                                       -------------------------

















                                                               35



                                                                EXHIBIT D

                  INSTRUCTION TO CUSTODIAL AGENT REGARDING
                         WITHDRAWAL FROM REMARKETING

        Re:  Securities of Arvin Industries, Inc. (the "Company")

             The undersigned hereby notifies you in accordance with
   Section 4.6(c) of the Pledge Agreement, dated as of ____, ____ (the
   "Pledge Agreement") among the Company, yourselves, as Collateral
   Agent, Securities Intermediary and Custodial Agent and ____________, as Purchase Contract Agent and as attorney-in-fact for the Holders of Type A Securities and Type B Securities from time to time, that the undersigned elects to withdraw the $___, principal amount of Debt
   Securities delivered to the Custodial Agent on ______ for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Debt Securities to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge
   Agreement.

   Date:
        --------------------------         -----------------------------


                                           By:
                                              -------------------------
                                              Name:
                                              Title:
                                              Signature Guarantee:
	                                                           -----

   Please print name and address:


   ------------------------------     ----------------------------------
        Name                          Social Security or other Taxpayer
                                      Identification Number, if any


   Address

   -----------------------------

   -----------------------------

   -----------------------------



                                     36

